FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
February 14, 2005	CLIENT/MATTER NUMBER 015428-0137

REGAL-BELOIT Corporation
200 State Street
Beloit, Wisconsin 53511-6254
Ladies and Gentlemen:

        We have acted as counsel for REGAL-BELOIT Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) the offer and sale by the Company from time to time of up to $90,000,000 aggregate amount of common stock, $.01 par value (the “Common Stock”), and related Common Share Purchase Rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated as of January 28, 2000, between the Company and EquiServe Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as amended (the “Rights Agreement”) (such shares of Common Stock and accompanying Rights are referred to herein as the “Primary Shares”), and (ii) the resale by the selling shareholder named in the Registration Statement (the “Selling Shareholder”), of up to 4,559,048 shares of Common Stock and attached Rights (such shares of Common Stock and accompanying Rights are referred to herein as the “Secondary Shares” and, collectively with the Primary Shares, as the “Offering Shares”) that may be sold from time to time by the Selling Shareholder in accordance with the terms of that certain Shareholder Agreement, dated December 31, 2004, between the Company and the Selling Shareholder. The Prospectus provides that it will be supplemented by one or more supplements to such Prospectus (each, a “Prospectus Supplement”) relating to the offer and sale from time to time of the Offering Shares.

        As counsel to the Company in connection with the proposed issuance and sale of the above-referenced securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and By-laws, each as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company’s Board of Directors; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK	ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C. WEST PALM BEACH

REGAL-BELOIT Corporation
February 14, 2005

        Based upon the foregoing, we are of the opinion that:

    1.            With respect to any offering of Primary Shares, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Primary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated under the Securities Act; (iii) as to Primary Shares to be sold pursuant to a purchase or underwriting agreement, if applicable, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company’s Board of Directors, or an appropriate officer of the Company authorized thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Primary Shares and related matters; (v) the issuance of the Primary Shares and sale have been duly established in conformity with the operative Articles of Incorporation and By-laws of the Company so as not to violate any applicable law or the operative Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the Primary Shares in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment in full of the agreed upon consideration therefor, the Primary Shares, when issued and paid for in the manner contemplated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement, will be duly authorized, validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, assuming that the consideration therefor is not less than the par value of the Common Stock.

    2.            The Secondary Shares offered pursuant to the Registration Statement have been duly authorized and validly issued by the Company, have been fully paid by the Selling Shareholder, and are nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

    3.            The Rights attached to the Offering Shares when issued pursuant to the Rights Agreement will be validly issued.

REGAL-BELOIT Corporation
February 14, 2005

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP